Exhibit 99.1

Investor Calls Sean O’Brien Senior Vice President Strategy & Communications (404) 262-8462

PGi Sells Fax Business to Become a Pure Play Virtual Meetings Company

Company to Use Portion of Proceeds to Reduce Debt

ATLANTA, October 21, 2010 – Premiere Global Services, Inc. (NYSE: PGI) today announced that it is focusing its strategy on virtual meetings with the completed sale of its PGiSend messaging business through the divestiture of its wholly-owned subsidiary, Xpedite Systems, LLC, and certain other assets to EasyLink Services International Corporation (NASDAQ: ESIC) for $105 million in cash.

PGi intends to use a portion of the proceeds from the transaction to repay certain borrowings under its credit facility, including retiring its $50 million Term A loan, and to pay certain transaction fees and closing costs. The company currently intends to continue its investment strategy of pursuing strategic acquisitions and opportunistically repurchasing shares of its common stock.

“The global meetings and collaboration market is growing in size and importance, and it’s clear why. Today, meetings fuel both business and our daily lives,” said Boland T. Jones, PGi founder, chairman and CEO. “Meetings that were initially reserved for corporate executives have become a cultural phenomenon, and virtual collaboration technologies are now paramount in getting business done.”

“By selling our fax business, we can now focus one hundred percent of our time, attention and resources on furthering our lead in the virtual meetings market,” continued Jones. “PGi is pouring all of our creativity into new technologies that enable people to collaborate and come together in more enjoyable and productive ways. We are thrilled with the positive customer reaction to our next generation collaboration product, iMeet® – the first of many new innovations to come.”

About Premiere Global Services, Inc. | PGi

PGi is a global software and services company that enables real-time, virtual meetings. For almost 20 years, we have innovated technologies to empower people to connect, collaborate and come together in more enjoyable and productive ways. Every month, we bring together over 15 million people in nearly 4 million virtual meetings. Headquartered in Atlanta, PGi has a presence in 24 countries worldwide and an established base of greater than 30,000 customers, including 75% of the Fortune 100. For more information, visit us at www.pgi.com.

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Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services, Inc.’s forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological changes; the development of alternatives to our services; general domestic and international economic, business or political conditions; risks associated with challenging global economic conditions or a prolonged recession, including customer consolidations, restructuring, bankruptcies or payment defaults; market acceptance of our new services and enhancements, including iMeet; our ability to complete acquisitions and successfully integrate acquired operations; concerns regarding the security of sending information over the Internet and public networks; our ability to upgrade our equipment or increase our network capacity; service interruptions; our dependence on telecommunications supply agreements; our ability to service financial leverage; our dependence on our subsidiaries for cash flow; future write-downs of goodwill or other intangible assets; assessments of income, sales and other taxes for which we have not accrued; our ability to attract and retain key personnel; our ability to protect our proprietary technology and intellectual property rights; our ability to successfully manage the impact of the divestiture of our PGiSend business, including any financial impact from the loss of PGiSend revenue or earnings; possible adverse results of pending or future litigation or infringement claims; federal, state or international legislative or regulatory changes, including further government regulations applicable to traditional telecommunications service providers; risks associated with international operations and fluctuations in currency exchange rates; changes in and the successful execution of restructuring and cost reduction initiatives and the market reaction thereto and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited to the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.